UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

Principia Biopharma Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38653	26-3487603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 East Grand Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 416-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

Principia Biopharma Inc. (the “Company”) issued a press release on March 11, 2019 announcing a mutual agreement with AbbVie Biotechnology Limited (“AbbVie”) to end their collaboration under the Development and License Agreement dated as of June 9, 2017 between the Company and AbbVie (the “AbbVie Agreement”). Under the AbbVie Agreement, the Company and AbbVie collaborated on the research and preclinical development of oral immunoproteasome inhibitors, with each company bearing its own costs. Under the AbbVie Agreement, the Company had the potential to receive additional development, regulatory and commercial milestones of up to an aggregate of $667.5 million, as well as tiered royalties in the high single digits. The two companies concluded the collaboration effective March 8, 2019. The Company has now reacquired all rights and intellectual property from the collaboration and there are no further financial obligations of either party.

The foregoing description of the AbbVie Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 10.12 to Form S-1/A on September 13, 2018 and is incorporated herein by reference.

A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Principia Biopharma Inc. dated March 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: March 13, 2019	By:	/s/ Christopher Y. Chai
Christopher Y. Chai
Chief Financial Officer